SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 26, 1999




                               OCEAN ENERGY, INC.
             (Exact name of registrant as specified in its charter)


                  Texas                        1-8094            74-1764876
       (State or other jurisdiction       (Commission File    (I.R.S. Employer
    of incorporation or organization)          Number)       Identification No.)

         1001 Fannin, Suite 1600
              Houston, Texas                                   77002-6714
 (Address of principal executive offices)                      (Zip code)


       Registrant's telephone number, including area code: (713) 951-4700









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Item 5.  Other Events.

         Effective March 30, 1999, Ocean Energy, Inc., a Delaware corporation ("Ocean"), merged with and into Ocean Energy, Inc., a Texas corporation (formerly known as Seagull Energy Corporation and referred to herein as the "Company"), pursuant to an Agreement and Plan of Merger dated November 24, 1998, as amended, between Ocean and the Company (the "Merger"). Prior to the Merger, Arthur Andersen LLP, independent public accountants, served as Ocean's auditor, and KPMG LLP, independent public accountants, served as the Company's auditor.

         The Company's Board of Directors has appointed KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999. The appointment of KPMG LLP was recommended by the Audit Committee of the Company's Board of Directors and has been approved by the Board of Directors. The appointment of KPMG LLP as independent auditors is subject to ratification of the Company's shareholders at the Annual Meeting of Shareholders scheduled for May 25, 1999.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           OCEAN ENERGY, INC.


                                           By:
                                               Robert K. Reeves
                                               Executive Vice President, General
                                               Counsel and Secretary

Dated:  May 4, 1999.














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